UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   August 12, 2009

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 12, 2009, Jim Yardley, chairman of El Paso Corporation’s Pipeline Group, and Brent Smolik, president of El Paso Corporation’s Exploration and Production Company, are making a presentation at the UBS Houston Energy Bus Tour. The presentation includes information concerning our latest Haynesville Shale well. The A.V Young #7H well was drilled and completed at a cost of approximately $7.5 million. The well had an initial potential flow rate (gross) of 25 MMcfe/d. With the new well, El Paso's total net production from its 10 Haynesville Shale wells is approximately 49 MMcfe/d. A copy of the slides used for the presentation is available in the Investors section of our Web site at www.elpaso.com. The information disclosed in this Item 7.01 of this Current Report on Form 8-K, are being furnished solely to comply with Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ Marguerite Woung-Chapman
Marguerite Woung-Chapman
Vice President, Chief Governance Officer
and Corporate Secretary

Dated:  August 12, 2009